Exhibit 10.5
Annual Compensation of Non-Employee Directors

	2007	2006	2005
Name/Position	Retainer	Retainer	Retainer

Jacques Rebibo, Non-Executive Chairman	$48,000	$43,050	$37,000
J. Randy Babbitt, Non-Employee Director	$36,000	$31,050	$25,000
Thomas Kody, Non-Employee Director	$36,000	$31,050	$25,000
John W. Edgemond IV, Non-Employee Director	$36,000	$31,050	$25,000
James L. Jadlos, Non-Employee Director	$36,000	$31,050	$25,000
The Non-Executive Chairman, will be paid $1,000 of the 2007 retainer monthly, with the balance being paid by quarterly installments in the month following the end of each fiscal quarter. The other Non-Employee Directors will be paid the entire 2007 retainer in quarterly installments in the month following the end of each fiscal quarter.
The 2006 retainers were paid in the same manner as described above with respect to the 2007 retainers.
In 2005, the Non-Executive Chairman was paid $1,000 of the 2005 retainer monthly, with the balance being paid in February 2006. The other Non-Employee Directors were paid the entire 2005 retainer in February 2006.

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